Exhibit 10.2

BROWN & BROWN, INC.

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (this “Agreement”) is entered into as of March 23, 2016 (the “Date of Grant”), between Brown & Brown, Inc., a Florida corporation (together with its subsidiaries, the “Company”) and _________ (the “Grantee”), pursuant to the terms and conditions of the Brown & Brown, Inc. 2010 Stock Incentive Plan, as amended (the “Plan”). Any term capitalized but not defined in this Agreement will have the meaning set forth in the Plan.

The Plan provides to the Compensation Committee of the Board of Directors of the Company (the "Committee") the discretion and authority to grant Stock Grants to Employees or Directors, subject to the terms and conditions of the Plan and any additional terms provided by the Committee. Pursuant to the terms of the Plan, the Committee desires to grant time-based restricted shares of the common stock of the Company, par value $.10 per share (the "Common Stock"), to the Grantee in the form of a Stock Grant effective as of the Date of Grant. The Grantee desires to accept the grant of shares of Common Stock and agrees to be bound by the terms and conditions of the Plan and this Agreement. Accordingly, the Company and the Grantee hereby agree to the restrictions, terms, and conditions set forth below.

    1.    Grant of Restricted Shares. The Company grants to the Grantee _____________ (________) shares of Common Stock (the “Restricted Shares”).

    2.    Vesting of Restricted Shares. Except as otherwise provided in Section 3 of this Agreement in the event of a Transfer of Control or the termination of the Grantee's employment with the Company as a result of death or Disability, the Grantee's interest in the Restricted Shares shall become fully vested and nonforfeitable on the fifth (5th) anniversary of the Date of Grant, provided that the Grantee has been continuously employed by the Company since the Date of Grant. Except as otherwise provided in Section 3 of this Agreement, if the Grantee's employment terminates for any reason before the fifth (5th) anniversary of the Date of Grant, the Grantee's interest in the Restricted Shares shall be forfeited. For the avoidance of doubt, any reference in this Agreement to "employment with the Company" or "employed by the Company" shall be deemed to include service as a non-Employee member of the Company's Board of Directors, and a Grantee's continuous employment with the Company shall not be considered interrupted in the event of a change in the status of the Grantee from Employee to non-Employee Director, or from non-Employee Director to Employee.

3.    Treatment of Restricted Shares upon Transfer of Control, or Termination of Employment as a Result of Death or Disability.

(a)    Transfer of Control. If the Grantee's employment with the Company terminates by reason of Termination After Transfer of Control (as defined below) after the Date of Grant, but before the Grantee's interest in the Restricted Shares becomes fully vested and nonforfeitable in accordance with Section 2 of this Agreement, the Restricted Shares shall become fully vested and nonforfeitable as of the date of such Termination After Transfer of Control. For purposes of this Section 3(a), the following definitions shall apply:

(1)    “Termination After Transfer of Control” shall mean either of the following events occurring after a Transfer of Control:

(A)    termination by the Company of the Grantee’s employment with the Company, within twelve (12) months following a Transfer of Control, for any reason other than Termination for Cause (as defined below); or

(B)    upon Grantee’s Constructive Termination (as defined below), the Grantee’s resignation from employment with the Company within twelve (12) months following the Transfer of Control.

Notwithstanding any provision herein to the contrary, Termination After Transfer of Control shall not include any termination of the Grantee’s employment with the Company which: (i) is a Termination for Cause (as defined below); (ii) is a result of the Grantee’s death or Disability; (iii) is a result of the Grantee’s voluntary termination of employment with the Company other than upon Constructive Termination (as defined below); or (iv) occurs prior to the effectiveness of a Transfer of Control.

(2)    “Termination for Cause” shall mean termination by the Company of the Grantee’s employment with the Company for any of the following reasons: (i) theft, dishonesty, or falsification of any employment or Company records; (ii) improper use or disclosure of the Company’s confidential or proprietary information; (iii) the Grantee’s failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such continued failure or inability; (iv) any material breach by the Grantee of any employment agreement between the Grantee and Company, which breach is not cured pursuant to the terms of such agreement; or (v) the Grantee’s conviction of any criminal act which, in the Company’s discretion, impairs Grantee’s ability to perform his or her duties with the Company. Termination for Cause pursuant to the foregoing shall be determined in the discretion of the Company.

(3)    “Constructive Termination” shall mean any one or more of the following:

(A)    without the Grantee’s express written consent, the assignment to the Grantee of any duties, or any limitation of the Grantee’s responsibilities, substantially inconsistent with the Grantee’s positions, duties, responsibilities and status with the Company immediately prior to the date of a Transfer of Control;

(B)    without the Grantee’s express written consent, the relocation of the principal place of the Grantee’s employment to a location that is more than fifty (50) miles from the Grantee’s principal place of employment immediately prior to the date of a Transfer of Control, or the imposition of travel requirements substantially more demanding of the Grantee than such travel requirements existing immediately prior to the date of a Transfer of Control;

(C)    any failure by the Company to pay, or any material reduction by the Company of, (i) the Grantee’s base salary in effect immediately prior to the date of the Transfer of Control (unless reductions comparable in amount an duration are concurrently made for all other employees of the Company with responsibilities, organizational level and title comparable to the Grantee’s), or (ii) the Grantee’s bonus compensation, if any, in effect immediately prior to the date of the Transfer of Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Grantee); or

(D)    any failure by the Company to (i) continue to provide the Grantee with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the Company then held by the Grantee, in any benefit or compensation plans and programs, including, but not limited to, the Company’s life, disability, health, dental, medial, savings, profit sharing, stock purchase and retirement plans, if any, in which the Grantee was participating immediately prior to the date of the Transfer of Control, or their equivalent, or (ii) provide the Grantee with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the Company then held by the Grantee.

(b)    Termination of Employment as a Result of Death or Disability. If the Grantee’s employment with the Company terminates as a result of Grantee’s death or disability before the Grantee's interest in the Restricted Shares becomes fully vested and nonforfeitable in accordance with Section 2 of this Agreement or is forfeited, the Restricted Shares shall become vested and nonforfeitable on the date on which the Grantee's employment with the Company terminates.

4.    Adjustments in Number of Restricted Shares. If the shares of the Common Stock are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, the number and kind of Restricted Shares shall be equitably adjusted to reflect such changes in accordance with the Plan. Any such adjustment made by the Company's Board of Directors or the Committee shall be final and binding upon the Grantee, the Company, their respective heirs, administrators, personal representatives, successors, assigns, and all other interested persons.

5.    Delivery of Vested Restricted Shares; No Fractional Shares. Subject to the provisions of Section 10 relating to tax withholding, the delivery to the Grantee of the Restricted Shares that become fully vested and nonforfeitable under Section 2 or Section 3 of this Agreement shall be, at the Company’s option, evidenced by a share certificate delivered to the Grantee, or other physical or electronic evidence of Common Stock ownership, including, without limitation, deposit of shares into a stock brokerage account maintained for the Grantee or credit to a book-entry account for the benefit of the Grantee maintained by the Company’s stock transfer agent or its designee. Notwithstanding any provision of this Agreement to the contrary, any fractional share that would otherwise result from the application of any provision of this Agreement shall be rounded down to the nearest whole number, as determined by the Committee in its discretion.

6.    Dividend Rights. If a cash dividend is declared on shares of the Common Stock after the Date of Grant, but before the Grantee's interest in the Restricted Shares becomes fully vested and nonforfeitable or is forfeited, the Company shall pay the cash dividend directly to the Grantee with respect to the Restricted Shares. If a stock dividend is declared after the Date of Grant, but before the Grantee's interest in the Restricted Shares becomes fully vested and nonforfeitable or is forfeited, the stock dividend shall be treated as part of the grant of that portion of the related Restricted Shares, and the Grantee's interest in such stock dividend shall become vested and nonforfeitable, or shall be forfeited, at the same time as the Restricted Shares with respect to which the stock dividend was paid becomes vested and nonforfeitable or are forfeited. The disposition of each other form of dividend that may be declared after the Date of Grant, but before the Grantee's interest in the Restricted Shares becomes fully vested and nonforfeitable or is forfeited, shall be made in accordance with such rules as the Committee may adopt with respect to such dividend.

7.    Voting Rights. The Grantee shall be allowed to exercise voting rights with respect to the Restricted Shares after the Date of Grant even though the Grantee's interest in such Restricted Shares has not yet become fully vested and nonforfeitable.

8.    Administration. The Committee shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation, and application of the Agreement as are consistent with the Plan, and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Grantee, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement or any similar agreement to which the Company is a party.

9.    Non-Transferability. Neither the Restricted Shares nor any interest or right therein or part thereof shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition is voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 9 shall not prevent transfers by will or by the applicable laws of descent and distribution.

10.    Withholding. The Grantee shall pay all applicable federal and state income and employment taxes that the Company is required to withhold at any time with respect to the Restricted Shares. Such payment shall be made in full by the deduction from the number of vested and nonforfeitable Restricted Shares otherwise deliverable by Company upon vesting and nonforfeitability of any portion of the Restricted Shares, the smallest number of whole shares which, when multiplied by the fair market value of a share of the Common Stock on the vesting date, is sufficient to satisfy the amount of such tax withholding requirement. Grantee's entry into this Agreement shall confirm Grantee’s instruction and authorization to the Company to satisfy withholding obligations with respect to the Restricted Shares in this manner.

11.    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to the Grantee shall be addressed to the address on file for the Grantee with the Company’s Employee Compensation (Payroll) Department. By a notice given pursuant to this Section 11, either party may hereafter designate a different address for notices to be given to such party. Any notice required to be given to the Grantee shall, if the Grantee is then deceased, be given to the Grantee's personal representative if such representative has previously informed the Company of such representative’s status and address by written notice under this Section 11. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope addressed as aforesaid, deposited (with postage prepaid) in a United States postal receptacle.

12.    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

13.    Disposition. Upon receipt of any of the Restricted Shares as a result of the satisfaction of all conditions to the grant of the Restricted Shares, the Grantee shall, if requested by the Company in order to assure compliance with applicable law, hold such Restricted Shares for investment and not with the view toward resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement signed by the Grantee and satisfactory to the Company to that effect. In such instance, the Grantee shall give prompt notice to the Company of any disposition or other transfer of any Restricted Shares acquired under this Agreement. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Grantee in such disposition or other transfer.

14.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement.

15.    Severability. If any provision, or any part thereof, of this Agreement should be held by any court to be illegal, invalid or unenforceable, either in whole or in part, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of the remaining provisions, or any part thereof, all of which shall remain in full and effect.

16.    Entire Agreement; Amendments. This Agreement (including any documents or instruments referred to herein) constitutes the entire agreement regarding the Restricted Shares among the parties and supersedes all prior agreements, and understandings, both written and oral, among the parties with respect to the subject matter hereof. The Committee may amend this Agreement, provided that if the Committee determines, in its discretion, that an amendment of this Agreement is likely to materially impair the rights of the Grantee, such amendment shall not be implemented without the consent of the Grantee, except to the extent that such amendment is required for compliance with applicable law, stock market or exchange rules and regulations, or accounting or tax rules and regulations.

17.    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to choice of law principles.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties as of the date first written above.

BROWN & BROWN, INC.

By: _______________________________
R. Andrew Watts
Executive Vice President, Treasurer &                             Chief Financial Officer

GRANTEE

_______________________________

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